Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2009 relating to the financial statements and financial statement schedule, which appear in Mechanical Technology, Incorporated's Annual Report on Form 10-K for the year ended December 31, 2008.

Buffalo, New York
September 18, 2009